   As filed with the Securities and Exchange Commission on September 16, 1999
                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                     Aviron
             (Exact name of registrant as specified in its charter)

                                 ---------------

        Delaware                                      77-0309686
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                                 ---------------


    297 North Bernardo Avenue, Mountain View, CA 94043 Phone: (650) 919-6500
                    (Address of principal executive offices)

                                 ---------------

                           1996 Equity Incentive Plan
                           (Full title of the plans)


          J. Leighton Read, M.D., Chairman and Chief Executive Officer

                                     Aviron
    297 North Bernardo Avenue, Mountain View, CA 94043 Phone: (650) 919-6500
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:
                              Alan Mendelson, Esq.
                            Robert J. Brigham, Esq.
                               Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO         AMOUNT TO BE          OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
      BE REGISTERED            REGISTERED                SHARE(1)              PRICE(1)            REGISTRATION FEE
Stock  Options and Common
Stock (par value $.001)        780,000 shares           $28.125             $21,937,500.00           $6,098.63
=====================================================================================================================



(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The registration fee is based on the estimated price of 780,000 shares available for grant under the 1996 Equity Incentive Plan. The price per share and aggregate offering price of the 780,000 shares under the 1996 Equity Incentive Plan is based upon the average of the high and low prices of Registrant's Common Stock on September 14, 1999 as reported on the Nasdaq National Market.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following Registration Statements on Form S-8, filed by Aviron (the "Company") with the Securities and Exchange Commission on November 27, 1996, SEC File No. 333-17029, and July 13, 1998, SEC File No. 333-58955 are incorporated by reference into this Registration Statement.



                                    EXHIBITS

EXHIBIT
NUMBER
-------
5.1               Opinion of Cooley Godward LLP.

10.9              1996 Equity Incentive Plan.

23.1              Consent of Ernst & Young LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1              Power of Attorney is contained on the signature pages.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on September 16, 1999.

                                    AVIRON


                                    By /s/ J. LEIGHTON READ
                                      -----------------------------------------
                                       J. Leighton Read, M.D.
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Leighton Read, M.D. and Fred Kurland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                 TITLE                                       DATE
/s/ J. LEIGHTON READ
---------------------------------------------             Chairman and Chief Executive Officer        September 16, 1999
J. Leighton Read, M.D.                                    (Principal Executive Officer)

/s/ FRED KURLAND                                          Senior Vice President and Chief             September 16, 1999
--------------------------------------------              Financial Officer (Principal Financial
Fred Kurland                                              and Accounting Officer)

/s/ REID W. DENNIS
--------------------------------------------              Director                                    September 16, 1999
Reid W. Dennis

/s/ PAUL H. KLINGENSTEIN
--------------------------------------------              Director                                    September 16, 1999
Paul H. Klingenstein

/s/ BERNARD ROIZMAN
--------------------------------------------              Director                                    September 16, 1999
Bernard Roizman, Sc.D.

/s/ JANE E. SHAW
--------------------------------------------              Director                                    September 16, 1999
Jane E. Shaw, Ph.D.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER
-------
5.1               Opinion of Cooley Godward LLP.

10.9              1996 Equity Incentive Plan

23.1              Consent of Ernst & Young LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1              Power of Attorney is contained on the signature pages.
